UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2017

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Louisiana St., Suite 700, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-780-9494

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging grown company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Form 8-K filed October 19, 2017, by Goodrich Petroleum Corporation (the “Original Report”) solely for the purpose of including the signature page, which was inadvertently omitted from the electronic filing of the Original Report. No other changes have been made to the Original Report or the exhibits thereto.

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2017, Goodrich Petroleum Corporation (the “Company”) entered into an Amended and Restated Senior Secured Revolving Credit Agreement (the “Credit Agreement”) among the Company, Goodrich Petroleum Company, L.L.C., as borrower (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders that are a party thereto, which provides for revolving loans of up to the borrowing base then in effect (the “Revolving Credit Facility”). The Revolving Credit Facility amends, restates and refinances the obligations under that certain Exit Credit Agreement dated as of October 12, 2016, among Goodrich Petroleum Corporation, as Parent Guarantor, Goodrich Petroleum Company, L.L.C., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto. Capitalized terms used but not otherwise defined in this Item 1.01 have the respective meanings ascribed to such terms in the Credit Agreement.

The Revolving Credit Facility matures (a) October 17, 2021 or (b) if the 2019 Notes (as defined in the Credit Agreement) have not been voluntarily redeemed, repurchased, refinanced or otherwise retired by September 30, 2019, September 30, 2019. The maximum credit amount under the Revolving Credit Facility is currently $250 million with an initial borrowing base of $40 million. The borrowing base is scheduled to be redetermined in March and September of each calendar year, commencing on or about March 1, 2018, and is subject to additional adjustments from time to time, including for asset sales, elimination or reduction of hedge positions and incurrence of other debt. Additionally, each of the Borrower and the administrative agent may request one unscheduled redetermination of the borrowing base between scheduled redeterminations. The amount of the borrowing base is determined by the lenders in their sole discretion and consistent with their oil and gas lending criteria at the time of the relevant redetermination. The Company may also request the issuance of letters of credit under the Credit Agreement in an aggregate amount up to $10 million, which reduce the amount of available borrowings under the borrowing base in the amount of such issued and outstanding letters of credit.

All amounts outstanding under the Revolving Credit Facility shall bear interest at a rate per annum equal to, at the Company’s option, either (i) the alternative base rate plus an applicable margin ranging from 1.75% to 2.75%, depending on the percentage of the borrowing base that is utilized, or (ii) adjusted LIBOR plus an applicable margin from 2.75% to 3.75%, depending on the percentage of the borrowing base that is utilized. Undrawn amounts under the Revolving Credit Facility are subject to a 0.50% commitment fee. To the extent that a payment default exists and is continuing, all amounts outstanding under the Revolving Credit Facility will bear interest at 2.0% per annum above the rate and margin otherwise applicable thereto.

The obligations under the Credit Agreement are guaranteed by the Company and secured by a first lien security interest in substantially all of the assets of the Company and the Borrower.

The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default. If an event of default occurs and is continuing, the lenders may declare all amounts outstanding under the Revolving Credit Facility to be immediately due and payable.

The Credit Agreement also contains certain financial covenants, including the maintenance of (i) a ratio of Total Debt to EBITDAX not to exceed 4.00 to 1.00 as of the last day of any fiscal quarter, (ii) a current ratio (based on the ratio of current assets to current liabilities) not to be less than 1.00 to 1.00 and (iii) until no 2019 Notes remain outstanding, a ratio of Total Proved PV10% attributable to the Company’s and Borrower’s Proved Reserves to Total Secured Debt (net of any Unrestricted Cash not to exceed $10 million) not to be less than 1.50 to 1.00 and minimum liquidity requirements.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to such Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On October 18, 2017, the Company issued a press release announcing the execution of the Credit Agreement discussed above, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of October 17, 2017, among Goodrich Petroleum Corporation, as Parent Guarantor, Goodrich Petroleum Company, L.L.C., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on October 19, 2017).

99.1	Press Release, issued on October 18, 2017 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on October 19, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

October 19, 2017	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Executive Vice President, General Counsel and Corporate Secretary